As filed with the Securities and                             Page 1 of __ pages
Exchange Commission on April __, 1997                        Reg. No. 0-26760
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          North American Resorts, Inc.
             (Exact name of Registrant as specified in its charter)


           Colorado                                               84-12605
(State or other jurisdiction of                                 (IRS Employer
incorporation or organization)                               Identification No.)


                   301 East Hillcrest, Orlando, Florida 32801
               (Address of principal offices, including zip code)


                        Tom Arrigoni Consulting Agreement
                      Patrick Tierney Consulting Agreement
                            H. C. Stone & Associates
                            (Full Title of the Plan)


                                 Charles Clayton
                                  527 Marquette
                          Minneapolis, Minnesota 55402
                                 (612) 338-3738
                     (Name and Address of agent for service)
          (Telephone number, including area code for agent for service)


IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX: [ X ]



                                       CALCULATION OF REGISTRATION FEE
===============================================================================================================
Title of Each               Amount to be      Proposed Maximum     Proposed Maximum           Amount of
Class of Securities           Registered       Offering Price         Aggregate          of Registration Fee(1)
to be Registered                                Per Share(1)      Offering Price(1)
---------------------------------------------------------------------------------------------------------------
Common Stock
No par value               6,600,000                $.02               $132,000                 $47.14


Total                                                                                          $100.00
===============================================================================================================

(1) Estimated solely for purposes of calculating registration fee pursuant to Rule 457 based upon the most recent bid price on OTC.





                         FORM S-8 REGISTRATION STATEMENT
                         FOR 1996 CONSULTANT STOCK GRANT
                     ---------------------------------------

                                     PART I.
                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

     This Registration Statement is filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering shares of common stock, no par value, ("Common Stock") of the Registrant in connection with its 1996 Consultant Stock Plans pursuant to written compensation agreements dated April 2, 1997, November 1, 1996 and December 1, 1996 (the Plans").

     A prospectus containing the information specified in Part I of Form S-8 will be sent or given to consultants as specified by Rule 428(b)(1). Such prospectus is not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.



                                    PART II.
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3 - INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents are incorporated by reference into this Registration Statement, and are made a part hereof:

(a) The Registrant's annual report on Form 10-K, for the fiscal year ended December 31, 1995.

(b) The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended September 30, 1996.

(c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of such fiscal year.

(d) All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all of the securities offered hereby have been sold, or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed incorporated by reference herein modifies or supersedes such statement. Any such document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4 - DESCRIPTION OF SECURITIES.

Not applicable.


ITEM 5 - INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.


ITEM 6 - INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         The Colorado Corporation Code, Section 7-3-101.5, contains indemnification provisions which permits indemnification by a corporation of any officer, director and affiliated person who was or is a party, or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a member, director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as member, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, and against judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted, or failed to act, in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. All indemnification must be reported to the shareholders at the next annual meeting. In some instances a court must approve such indemnification.


ITEM 7 - EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.


ITEM 8 - EXHIBITS.

Reference is made to the Exhibit Index which is included on page __ of this Registration Statement following the Signature Page.


ITEM 9 - UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement relating to the securities offered herein, and shall treat the offering of such securities at that time as the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934, (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth in Item 6 hereof or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the Registrant in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

         The undersigned registrant undertakes to deliver or cause ot be delivered with the prospectus to each consultant to whom the prospectus is sent or given a copy of the registrant's annual report to stockholders for its last fiscal year, unless such consultant has received a copy of such report, in which case the registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the consultant. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding fiscal year may be delivered, but within such 120- day period the annual report for the last fiscal year will be furnished to each consultant.

         The undersigned registrant undertakes to transmit or cause to be transmitted to all consultants participating in the plan who do not otherwise receive such material as stockholders of the registrant, at the time and in the manner such material is sent to stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida on April 8, 1996.


                                _____/s/_______________________________
                                Max P. Cawal, Chief Executive Officer & Director


                                _____/s/_______________________________
                                Anthony Arrigoni, Chief Financial Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each Officer and Director may execute a separate signature page and when all of the separate pages are put together, they shall be construed as one signature page as if all of the Officers and Directors had signed on one page.

Dated:  April 8, 1997

_____/s/____________________________
Max P. Cawal, Director

_____/s/____________________________
Anthony Arrigoni, Director


NO SEAL:




                                  EXHIBIT INDEX

  Exhibit numbers are in accordance with the Exhibit Table in Item 601 of Regulation S-K.



Exhibit No.       Description                                Sequential Page No.

4.1               Consulting Agreement Patrick Tierney

4.2               Consulting Agreement Tom Arrigoni (previously filed)

4.3               Consulting Agreement with H. C. Stone & Associates

5.1               Opinion Letter




PROSPECTUS

                          NORTH AMERICAN RESORTS, INC.

                        6,600,000 Shares of Common Stock


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY TEH SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



         This Prospectus relates to 6,600,000 shares (the Shares) of common stock of North American Resorts, Inc. (the Company). The Shares have been issued to consultants (the Selling Shareholders) pursuant to Consulting Agreements. The Selling Shareholders will be offering the Shares for their own respective accounts, and the Company will not receive any part of the proceeds from the sales (see Selling Shareholders). This Prospectus identifies the Selling Shareholders with a current intent to sell, and other Selling Shareholders who hold Shares eligible for sale. Additional Selling Shareholders may be identified by prospectus supplements.

         The Company has been advised by the Selling Shareholders that there are not any underwriting arrangements with respect to the sale of the Shares. The Shares will be sold from time to time in the over-the-counter market at then prevailing prices or at prices related to the then current market prices or in private transactions at negotiated prices, and brokerage fees may be paid by the Selling Shareholders in connection with any sale. The Selling Shareholder will pay all applicable stock transfer taxes, transfer fees and related fees and expenses. The Company will bear the cost of preparing and filing the Registration Statement and Prospectus and all filing fees and legal and accounting expenses in connection with registration under federal and state securities laws.



THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK (SEE RISK FACTORS)




                  The Date of this Prospectus is April 9, 1997


NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL OR AN OFFERING OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with the Act files reports, proxy statements and other information with the Securities and Exchange Commission (the Commission). Such reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W., Washington, D.C. 20549, and the Commission's Regional offices at 75 Park Place, 14th Floor, New York, New York 100007; 5757 Wilshire Boulevard, Suite 500 East, Los Angeles, California 90036 and 500 West Madison, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from such facilities and the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549 at prescribed rates.

         This Prospectus, which constitutes part of a registration statement filed by the Company with the Commission under the Securities Act of 1934 omits certain of the information contained in the registration statement. Reference is hereby made to the registration statement and to the exhibits relating thereto for further information with respect to the Company and the Shares offered. Statements contained concerning the provisions of documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the Commission. Each statement is qualified in its entirety by such reference.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


The following documents are incorporated by reference into this Registration Statement, and are made a part hereof:

(a) The Registrant's annual report on Form 10-K, for the fiscal year ended December 31, 1995.

(b) The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended September 30, 1996.

(c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of such fiscal year.

(d) All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all of the securities offered hereby have been sold, or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed incorporated by reference herein modifies or supersedes such statement. Any such document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


                                   THE COMPANY

         North American Resorts, Inc. was formed in Colorado in 1985 as Gemini Ventures, Inc. The name was changed in 1989 to Solomon Trading Company, Ltd., and was changed again in 1994 to The Voyageur First, Inc. The name was changed to its present name on March 30, 1995 after an asset purchase of North American Resorts, Inc. At the time of the purchase the only asset of North American Resorts, Inc. was its business plan, and the Company issued 166,667 shares of its preferred stock for North American Resorts, Inc.

         The Company became the owner of USA Tourist Service Centers, Inc. as a result of the asset purchase of North American Resorts, Inc. USA Tourist Service Centers, Inc., which began business in 1993, was wholly owned by North American Resorts, Inc. USA Tourist Service Centers, Inc. holds a license as a travel agent, and operates out of its office in Orlando, Florida. USA Tourist Service Centers, Inc. also had filed to become a franchisee, and sold two franchises. The franchises sold were for the state of Minnesota and the state of Ohio, and sold for $50,000 each. The Minnesota franchise should be paid for on June 30, 1996, and Ohio franchise on December 31, 1995. Both franchises will begin operations in 1996, and the Company intends to live up to the franchise agreement in each case. It does not intend to pursue the franchise business further. USA Tourist Service Centers, Inc. is not affiliated in any way with the United States government. North American Resorts, Inc. also held an option to purchase 5 time share units at Ocean Landings in Coco Beach, Florida, which it has now purchased.

         The Company was activated as a business after the purchase in March, 1995, and has been in the business of selling vacations in Florida since that time. The vacations are mostly in the Orlando, Florida area, and the Company sells rooms in motels, airline tickets and car rentals. The leads for the sales are generated through newspaper advertising from Colorado and Texas and eastward from those states. The newspaper ads describe vacations in Orlando, mostly for 5 days and 4 nights, at a cost at about 40% below the usual advertised cost. The Company is able to sell these services for a lower cost because of the negotiated costs it has with the providers. The motels used by the Company are chain motels in the lower price range, such as Motel 8. USA Tourist Service Centers, Inc. is a wholly owned subsidiary of North American Resorts, Inc.

         North American Resorts, Inc. was also activated in mid 1995 and sells memberships. A member is entitled to an annual pass to Cypress Island animal preserve and to a vacation at Ocean Landings Resort in Coco Beach, Florida or to trade in the week vacation to Interval International and select from other resorts.

         North American Resorts, Inc. ran short of cash in the summer of 1996 and ceased sales. There was an Agreement and Plan of Reorganization entered into with American Clinical Labs, Inc. on September 3, 1996 in an attempt to cure the shortage of cash to operate. This did not work and the parties entered into a Recision and Release on December 1, 1996, the result of which is that the Company returned the assets to American Clinical Labs, Inc. and American Clinical Labs, Inc. returned its shares to the Company with the exception of 12,500,000 shares of restricted common stock of the Company in exchanged for funds advanced by American Clinical Labs.


         THE SECURITIES REGISTERED HEREBY ARE SPECULATIVE, INVOLVE A HIGH AMOUNT OF RISK, AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOS THEIR ENTIRE INVESTMENT. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE HIGH RISK ASSOCIATED WITH THESE SECURITIES.

         Prospective investors should, prior to making an investment, carefully consider the following risk factors with respect to the Company and this offering.


                                  RISK FACTORS

(1) Competition. The business in which the Company is engaged is highly competitive and many of the Company's competitors have substantially greater resources and experience than the Company.

(2) No Dividends. The Company has never paid a dividend on its Common Stock, and does not intend to pay dividends in the foreseeable future. It currently intends to retain substantially all future earnings for use in its business.

(3) Lack of Operating History and Possibility of Operating Losses. The Company may incur operating losses and no assurance can be given as to the ultimate success or failure of the Company or as to the return, if any, that investors will receive on their investments. Operating losses could be substantial, in which event investors could sustain a total loss of their investment.

(4) Market Acceptance. The Company's ability to successfully market its products will depend upon its acceptance by the community. There can be no assurance that the Company will be able to achieve commercial acceptance of its travel business.

(5) Broker-Dealer Sales of Company's Registered Securities. The Company's common stock is deemed a "Penny Stock" since the Gross assets are less than $4,000,000 and the net assets are less than $2,000,000. Therefore the SEC imposes additional sales requirements on Broker-Dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worths in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with a spouse). In these transactions, the Broker-Dealer must make a suitability determination and obtain the purchaser's written agreement to the transaction prior to the sale. Consequently, the rules may make it more difficult for the Brokers to sell the securities or for shareholders to sell in a secondary market.

THIS LIST OF RISK FACTORS MAY NOT BE COMPREHENSIVE. EACH INVESTOR IS CAUTIONED AND ADVISED TO MAKE HIS OWN INQUIRIES AND ANALYSIS WITH RESPECT TO THE CURRENT AND PROPOSED BUSINESS OF THE COMPANY.



                                   MANAGEMENT

         The executive officers and Directors of the Company are as follows:

Name                        Age             Position
----                        ---             --------

Max P. Cawal                40              Chief Executive Officer/Director

Anthony Arrigoni            32              Chief Financial Officer/Director

         Max P. Cawal, 40 years of age, the Chief Executive Officer and a Director. Mr. Cawal was President of Peak Development Company and Executive Vice President of Peak Resorts International from 1990 to 1995. He has been a financial consultant and a director of EVRO Corporation a publicly held company since 1996.

         Anthony Arrigoni, 32 years of age, a Director. Mr. Arrigoni was an Account Executive for Cardservice International from 1990 to 1993, President of Dream Away Travel from March, 1993 to December, 1994 and President of U.S.A. Tourist Services, Inc. from December, 1994 to the present time. A Director since May, 1995.

         The directors of the Company are elected annually by the shareholders for a term of one year or until their successors are elected and qualified. The officers serve at the pleasure of the Board of Directors.


                              CERTAIN TRANSACTIONS

         The purchase of all of the outstanding stock of North American Resorts, Inc. in April, 1995 resulted in Anthony Arrigoni becoming a shareholder of the Company, and he is now a Director of the Company. The purchase of the stock of North American Resorts, Inc. included its subsidiary, USA Tourist Service Centers, Inc. The USA Tourist Service Centers, Inc. provides income to the Company through sales of vacations.


                                 USE OF PROCEEDS

         The Shares will be offered by the Selling Shareholders for their own respective accounts and the Company will not receive any part of the proceeds from the sale. The principal reason for this offering is to allow the Selling Shareholders to offer their Shares pursuant to an effective registration statement as required in certain agreements between the Company and the Selling Shareholders.


                              SELLING SHAREHOLDERS

         The following table sets forth for each of the Selling Shareholders such person's ownership of shares at October 31, 1996, the number of shares being offered by each person and each person's ownership by number of shares and by percent of total outstanding shares before and after giving effect to the sale of all Shares offered.

                           Number of           Percentage of    Percentage after
Name                       Shares owned        Shares owned     offering
----                       ------------        ------------     --------

Tom Arrigoni               2,400,000 shares        4.0%               3.6%

Patrick Tierney            2,400,000 shares        4.0%               3.6%

H. C. Stone & Associates   1,800,000 shares        3.0                2.7%



                              PLAN OF DISTRIBUTION
         The Shares may be sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made in the over-the-counter market, or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

         The Shares may be sold in one or more of the following ways:

(a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and

(c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Shareholders in amounts to be negotiated immediately prior to sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

         Upon the Company being notified by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution, or secondary distribution or a purchase by a broker or dealer, a supplemented prospectus will be filed, if required, pursuant to Rule 424(c) under the Act, disclosing (i) the name of each such Selling Shareholder and of the participating broker-dealer, (ii) the number of shares involved, (iii) the price at which such Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer when applicable, (v) that such broker-dealer did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus and (vi) other facts material to the transaction.

         The Selling Shareholders will be subject to anti-fraud and anti-market manipulation rules under the Securities Exchange Act of 1934 in connection with this offering. Rules 10b-2, 10b-6 and 10b-7, among others, effectively prohibit the Selling Shareholders from purchasing the Company's common stock while the Shares are being offered pursuant to this Prospectus.

         The Company has agreed to indemnify the Selling Shareholders and underwriters acting of their behalf against certain liabilities under the Act for material misrepresentations or omissions contained in this Prospectus.

         The laws of certain states may require that sales of the Shares offered be conducted solely through brokers or dealers registered in those states.


                            DESCRIPTION OF SECURITIES


         The Company has authorized 100,000,000, no par value, shares of common stock and 50,000,000, no par value, shares of preferred stock. Each holder of common stock has one vote per share on all matters voted upon by the shareholders. The voting rights are noncumulative so that shareholders holding more than 50% of the outstanding shares on common stock are able to elect all members of the Board of Directors. There are no preemptive rights or other rights of subscription.

         Each share of common stock is entitled to participate equally in dividends as and when declared by the Board of Directors of the Company out of funds legally available, and is entitled to participate equally in the distribution of assets in the event of liquidation. All shares, when issued and fully paid, are nonassessable and are not subject to redemption or conversion and have no conversion rights.

         The 50,000,000 authorized shares of preferred stock are convertible to common stock of the Company. Each share of preferred stock is convertible into 10 shares of common stock at a price of $.10 per share for two years from the date of issue. If not converted into common shares within two years from the date of issue the preferred share becomes a common share. There are no other preferences. The two years will expire for some of the preferred shares in November, 1996, please see #10 above.

         There are no dividend rights to the preferred shares. Each preferred share has one vote equal to a share of common stock.

         There was a meeting of shareholders of the Company on November 7, 1995 where if was resolved that the Company reverse split its common shares 1 for 10, which was effective on December 11, 1995. All share numbers reflect this change. The split did not have any effect on the preferred shares.


                                  LEGAL MATTERS

         Legal matters in connection with this offering of Common Shares will be passed upon for the Company by Charles Clayton, Attorney at Law, Minneapolis, Minnesota.


                                     EXPERTS

         The audited financial statements of the Company included in this prospectus have been examined by the accounting firm of Gary A. LaPalme and M.
A. Cabera & Company, P.A., as set forth in its report appearing elsewhere herein, and are included in reliance upon such report and upon the authority of such firms as experts in accounting and auditing.